As filed with the Securities and Exchange Commission on February 12, 1998
                                                       Registration No. 333-8935

--------------------------------------------------------------------------------



                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                 ----------------------


                            PRE-EFFECTIVE AMENDMENT NO. 4
                       TO THE FORM S-1 REGISTRATION STATEMENT
                          UNDER THE SECURITIES ACT OF 1933

                                 ----------------------


                     HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.

                (Exact name of registrant as specified in its charter)


Delaware                             2721                54-1799019
----------------         --------------------------    --------------
(State or Other            (Primary Standard           (IRS Employer
Jurisdiction of          Industrial Classification     Identification
Incorporation or                   Number)                   Number)
Organization)

                                 ----------------------


                       1320 Old Chain Bridge Road -- Suite 220
                               McLean, Virginia  22101
                                    (703) 883-1836
                 (Address, including zip code, and telephone number,
           including area code, of registrant's principal executive office)

                                 ----------------------


                                       Copy To:

                                 Carl N. Duncan, Esq.
                              Duncan, Blum & Associates
                               5718 Tanglewood Drive
                              Bethesda, Maryland 20817
                                   (301) 263-0200


           Approximate date of commencement of proposed sale to the public:
                As soon as practicable after the effective date of the
                                Registration Statement

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                        1933, check the following box:  [x].

Item 16.  Financial Statements and Exhibits

(a) Financial Statements and Exhibits -- Included in Prospectus and/or Pre-Effective Amendments No. 1, 2, 3 or 4:



(b)  Exhibits:

     *    1.1       Managing Placement Agent Agreement between the Registrant
                    and Northridge Capital Corporation.

     *    1.2       Form of Selected Dealer Agreement between Northridge Capital
                    Corporation and certain Additional Selling Agents.

     *    3.1       Certificate of Incorporation.

     *    3.2       Amendments to Certificate of Incorporation.

     *    3.3       Bylaws of Registrant

     *    3.4       Form of stock certificate

     *    3.5       Subscription Agreement and Power of Attorney (attached to
                    the Prospectus as Exhibit A).

     *    5.1       Opinion of Counsel as to the legality of the Shares.

     *    10.1      Executed Escrow Agreement among the Registrant, the Selling
                    Agent and George Mason Bank, McLean, Virginia (the  Escrow
                    Agent).

     *    10.2      Employment Agreement between Registrant and Gerald Garcia.
                    (No longer applicable since Mr. Garcia is no longer Chairman and President and the terms of his employment have materially changed; see Exhibit 10.68.)

     *    10.3      Employment Agreement between Registrant and Michael L.
                    Foudy.

     *    10.4      Employment Agreement between Registrant and Bradford W.
                    Baker.

     *    10.5      Employment Agreement between Registrant and Bradley B.
                    Niemcek.

     *    10.6      Assignment Agreement between Registrant and Heartland
                    Capital Corporation.

     *    10.61     Amended and Restated Teen Magazine Venture Agreement
                    between Heartland Capital Corporation and Xpress
                    Ventures, Inc.

     *    10.611    License Agreement between Xpress Ventures, Inc. and Gerald
                    Garcia and Bradford W. Baker.



                                        S-1-1

*    10.62          Amended and Restated National Sports Magazine Venture
                    Agreement between Heartland Capital Corporation and Xpress
                    Ventures, Inc.

*    10.63          Representation Agreement between Heartland Capital
                    Corporation and ATB Productions, L.L.C.

*    10.64          Amended and Restated Agreement between Registrant and Alvery
                    Bartlett Fund Management Co. (no longer applicable since such funding agreement has been terminated -- see Exhibit
                    10.67).

*    10.65          Revised Supplemental Solicitation Materials.

*    10.66          Credit Agreement between Heartland Capital Corporation and
                    ATB Productions, L.L.C.

*    10.67          Termination Agreement between Alvery Bartlett Fund
                    Management and Heartland Capital Corporation.

*    10.68          Employment Agreement between Registrant and Gerald Garcia
                    (replacing the former Agreement, Exhibit 10.2).

*    10.69          Barter Trade Agreement between ICON International, Inc. and
                    Registrant.

     10.70 Promotional Share Escrow Agreement between George Mason Bank and Registrant.

     24.1           Consent of Counsel.

*    24.2           Consent of Independent Certified Public Accountants.

*    24.3           Consent of Independent Valuation Experts

* These exhibits were filed in the July 26, 1996 Registration Statement and/or Pre-effective Amendments No. 1 and/or No. 2 thereto filed respectively July 28, 1997 and December 4, 1997 and, since changes thereto have not been made, are not filed herewith and are hereby incorporated by reference.





                                        S-1-2

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Pre-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of McLean, and State of Virginia, on the 10th day of February, 1998.

                         HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.

                         By: /s/ Michael L. Foudy
                             ----------------------------
                             Michael L. Foudy, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in his respective capacity as officer and/or director of the Registrant on the date indicated.

     Signatures               Title                             Date

     /s/ Michael L. Foudy     President, CEO             February 10, 1998
     --------------------     and Director
     Michael L. Foudy


     /s/Bradford W. Baker     Treasurer                  February  10, 1998
     --------------------
     Bradford W. Baker


     /s/Linda G. Moore        Assistant Treasurer        February 10, 1998
     --------------------     and Chief Financial and
     Linda G. Moore           Accounting Officer


     /s/ Ron Alexenburg       Director                   February 10, 1998
     --------------------
     Ron Alexenburg


     /s/ Thomas Burgum        Director                   February  10, 1998
     --------------------
     Thomas Burgum


     /s/ Kirby Ralston        Director                   February 10, 1998
     --------------------
     Kirby Ralston


     /s/ B. Eric Sivertsen    Director                   February 10, 1998
     --------------------
     B. Eric Sivertsen


                                        S-1-3